                            REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (the "Agreement") is made as of this 22nd day of November, 1996, by and among ANALOGY, INC., an Oregon corporation (the "Company"), and those other persons who are signatories hereto (each a "Shareholder," and collectively, the "Shareholders").

                                       RECITALS

    WHEREAS, the Company, Analogy Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of the Company (the "Subsidiary"), and Symmetry Design Systems, Inc., a California corporation ("Symmetry"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 23, 1996, providing for the acquisition of Symmetry, by the Company through a merger (the "Merger") of the Subsidiary into Symmetry with Symmetry being the corporation surviving the Merger;

    WHEREAS, the Shareholders upon consummation of the Merger will hold, and will have the contractual right to acquire, shares of the issued and outstanding common stock, no par value per share, of the Company (the "Common Stock");

    WHEREAS, pursuant to employment agreements between Symmetry and certain Shareholders to be entered into in accordance with the terms of the Merger Agreement, such Shareholders have been issued warrants (the "Warrants") to purchase shares of the Common Stock; and

    WHEREAS, the parties to the Merger Agreement and the Shareholders desire the Company to register the shares of Common Stock under the 1933 Act (as hereafter defined) for resale by the Shareholders and the execution and delivery of this Agreement by the Company is a condition precedent to the consummation of the Merger.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree, effective upon consummation of the Merger, as follows:

    1.   REGISTRATION RIGHTS.

         1.1  DEFINITIONS.

         (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.


1 - REGISTRATION RIGHTS AGREEMENT

         (b)  The term "Registrable Securities" means (X) shares of Common
Stock beneficially owned by any Holder and acquired in connection with the Merger, (Y) shares of Common Stock which any Holder may have a contractual right to acquire in connection with the Merger, and (Z) shares of Common Stock issuable upon exercise of the Warrants, but shall not include any Common Stock
(i) which has been effectively registered under the 1933 Act and disposed of in accordance with a registration statement covering such security, (ii) which has been distributed to the public pursuant to Rule 144 under the 1933 Act; or (iii) or which has been effectively registered pursuant to a registration statement on Form S-8.

         (c) The term "Holder" means (i) a Shareholder and (ii) a transferee of Registrable Securities from a Holder acquired in a transfer which complies with Section 1.7 of this Agreement; provided, however, that no Shareholder shall be entitled to the benefits of Section 1.2 hereof if that Shareholder has failed to execute a copy of this Agreement as provided in Section 3.8 of this Agreement.

         1.2  REGISTRATION.

         (a) One hundred eighty (180) days following the consummation of the Merger (the "Effective Date"), the Company shall prepare and file with the Securities and Exchange Commission (the "Commission" or "SEC") a registration statement (a "Registration Statement") in order to register with the Commission the sale by the Holders, from time to time, of the Registrable Securities through The Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded, or in privately-negotiated transactions. The Company shall use its best efforts to cause the Registration Statement (or any amendments thereto) to become effective.

         (b) The Company shall use its reasonable best efforts to prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such periodic reports as may be required pursuant to rules promulgated under the 1933 Act or the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and (iii) such other filings required by the Commission, as may be necessary to keep the Registration Statement continuously effective until such time as all the Registrable Securities held or entitled to be held by each Holder may be sold in a single transaction in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") or such time as all Registrable Securities have been disposed of in accordance with a Registration Statement or have been distributed to the public pursuant to Rule 144; PROVIDED, HOWEVER, that the Company may suspend use of the prospectus (or delay the filing of any amendments to the Registration Statement) if the Company has been advised by legal counsel that such use or filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith, and so notifies the selling Holders, that such disclosure would have a material adverse effect on the Company until such time as the Company subsequently authorizes use of the prospectus (each such period, a "Suspension Period"). Upon the declaration of a Suspension Period, the Company shall use its reasonable best efforts to end the Suspension Period as quickly as possible. Notwithstanding the foregoing, the Company shall


2 - REGISTRATION RIGHTS AGREEMENT
not allow a Suspension Period to continue for more than 60 days. Furthermore, during any 12-month period, the Company shall not under any circumstances be entitled to exercise its rights under this Section 1.2(b) to effect a Suspension Period more than (i) two (2) times with respect to any Suspension Period that continues in excess of seven (7) days, and (ii) more than six (6) times in the aggregate. Each Holder agrees that such Holder will not sell any Registrable Securities pursuant to the prospectus during the period beginning on the date the Company gives such Holder notice of the suspension of the prospectus and ending on the date the Company gives such Holder notice of the termination of the Suspension Period.

         (c) The Company shall file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder.

         (d) The Company shall furnish to the Holders such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference into the registration statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.


         (e) The Company shall promptly notify each Holder of Registrable Securities covered by the Registration Statement that the use of the Registration Statement and the prospectus related thereto must be suspended due to the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 1.2(b) on account of such event and use its best efforts to cause each such amendment and supplement to become effective: PROVIDED, HOWEVER, that any such period during which the Registration Statement or related prospectus is suspended shall count as a Suspension Period under Section 1.2(b) hereof.

         (f) The Company shall file a Notification for Listing of Additional Shares with The Nasdaq Stock Market, and pay any fees required in connection with such filing.

         1.3  FURNISHING OF INFORMATION.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall promptly furnish to the Company such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by the Company in order to effect the registration of their Registrable Securities. Each Holder agrees that it will not effect any disposition of its Registrable Securities that would constitute a sale within the meaning of the 1933 Act except in compliance with the 1933 Act (including a disposition which qualifies for an exemption from registration thereunder).


3 - REGISTRATION RIGHTS AGREEMENT

         1.4  EXPENSES.

         All expenses incurred in connection with a registration pursuant to
Section 1.2 of this Agreement (including all amendments thereto), including (without limitation) all registration, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that underwriting discounts and commissions, and stock transfer taxes, if any, relating to the Registrable Securities and the fees and disbursements of counsel for the selling Holders, if any, shall be borne and paid by the selling Holders of such Registrable Securities.

         1.5  INDEMNIFICATION.

         In connection with any Registrable Securities included in a registration statement under this Agreement:

         (a) The Company will indemnify and hold harmless each selling Holder against any losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in such registration statement, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (each a "Violation"), unless such untrue statement or omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus of which notice was given and delivery made to the selling Holder and the seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the 1933 Act. The Company will reimburse each such selling Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement by or on behalf of such Holder.

         (b) Each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who sign the registration statement and any other selling Holder selling securities in such registration against any losses, claims, damages or liabilities, to which they may become subject under the 1933 Act, the 1934 Act or any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, insofar as such losses, claims, damages or liabilities (or


4 - REGISTRATION RIGHTS AGREEMENT
actions in respect thereof) arise out of or are based upon any Violation, in each ease to the extent (and only to the extent) that such Violation occurs as a result of reliance by the Company upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion in such registration statement or the breach by the selling Holder of its obligations contained in this Agreement; and each such selling Holder will reimburse any legal or other expenses reasonably incurred by (i) the Company or any such director, officer, or (ii) other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld). In no event shall the liability of any selling Holder for indemnification under this Section 1.5(b) exceed the proceeds received by such selling Holder from the sale of registered securities under the applicable registration statement.

         (c) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 1.5(c), the indemnifying party or parties will pay the reasonable fees and expenses of not more than one separate counsel for all indemnified parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim. No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 1.5(c), such indemnifying party or parties shall not, except as otherwise provided in this Section 1.5(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.


5 - REGISTRATION RIGHTS AGREEMENT

         (d) If the indemnification provided for in this Section 1.5 is unavailable to or insufficient to hold harmless a party that would have been an indemnified party under this Section 1.5 in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this
Section 1.5(d), a selling Holder of registered securities shall not as an indemnifying party be required to contribute any amount in excess of (i) the amount by which the total price at which the registered securities sold by such indemnifying party were offered to the public exceeds (ii) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. The Company and each selling Holder of registered securities agrees that it would not be just and equitable if contribution pursuant to this
Section 1.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.5(d). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 1.5(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

         (e) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry or judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect of such claim.

         (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

         1.6  AVAILABILITY OF RULE 144.

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration the Company agrees to use its best efforts:

         (a) to make and keep public information available, as those terms are understood and defined in Rule 144;


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

         (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

         (c) to furnish to any Holder so long as the Holder owns any Registrable Securities or Warrants forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         1.7  TRANSFER OF REGISTRATION RIGHTS.

         The registration rights of a Holder under this Agreement may be transferred to any transferee who acquires at least 66-2/3% of the shares of Common Stock originally acquired by such Holder; provided, however, that the Company is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and provided further that the transferee agrees in writing to acquire and hold such securities subject to the provisions of this Agreement.

    2.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         As an inducement to the Company to issue the Registrable Securities to each Shareholder, each Shareholder represents and warrants to the Company as follows:

         2.1  NO DISTRIBUTION.

         Each Shareholder is acquiring the Registrable Securities for its own account with no view to any distribution thereof in violation of the 1933 Act. Each Shareholder understands that since the Registrable Securities have not been registered under the 1933 Act, the Registrable Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Each Shareholder acknowledges that the Company is under no obligation to register under the 1933 Act any sale of the Registrable Securities or to comply with any provisions which would entitle any such sale to any exemption from registration, except as provided in this Agreement. Each Shareholder is fully familiar with Rule 144.

         2.2  INFORMATION MADE AVAILABLE.

         Each Shareholder has received and reviewed, or had the opportunity to receive and review, the Company's most recent Annual Report to Shareholders, it most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. In addition, each Shareholder has had the opportunity to discuss the Company's business, management and


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financial affairs with the Company's management.  Each Shareholder has such knowledge and experience in financial matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Registrable Securities. Each Shareholder's financial condition is such that such Shareholder is able to bear all economic risks of investment in the Registrable Securities, including the risks of holding the Registrable Securities for an indefinite period of time.

         2.3  PROSPECTUS REQUIREMENTS.

         Each Shareholder hereby covenants with the Company that it will promptly advise the Company of any changes in the information concerning each Shareholder contained in the registration statement or any other registration statement required by this Agreement and that such Shareholder will not make any sale of Registrable Securities pursuant to any registration statement without complying with the prospectus delivery requirements of the 1933 Act. Each Shareholder acknowledges that occasionally there may be times (as described in Section 1.2(b) hereof) when the Company must temporarily suspend the use of the prospectus forming a part of any such registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC, the relevant prospectus supplemented by the Company or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are suspended, each Shareholder agrees not to sell any such Registrable Securities pursuant to any such prospectus.

    3.   MISCELLANEOUS.

         3.1  NOTICES.

         All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or by any recognized express mail service, to the party to whom the same is so given or made:

    If to the Company, to:        Analogy, Inc.
                                  9205 S.W. Gemini Drive
                                  Beaverton, Oregon 97008
                                  Attention: Nic Herriges
                                  Telecopy:  (503) 643-3361

or to such other person at such other place as the Company shall designate to the Shareholders in writing; and


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    With a copy to:          Brenda L. Meltebeke, Esquire
                             Ater Wynne Hewitt Dodson & Skerritt, LLP
                             222 S.W. Columbia, Suite 1800
                             Portland, Oregon 97201
                             Telecopy:  (503) 226-0079

         If to a Shareholder, to the address set forth on the signature pages hereto, or to such other address subsequently provided by such Shareholder to the Company, and in each case with a copy to James C. Kitch, Esquire, Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155; Telecopy: (415) 857-0663.

         3.2  ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter hereof, and cannot be changed or terminated orally.

         3.3  HEADINGS: CERTAIN TERMS.

         The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

         3.4  GOVERNING LAW.

         All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Oregon.

         3.5  SEVERABILITY.

         If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         3.6  AMENDMENTS AND WAIVERS.

         Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of at least 50% of the Registrable Securities and no such amendment may disproportionately act to


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

the detriment of any particular Holder, without that Holder's consent; provided, however, that in no event shall any such amendment or waiver grant the Company the right, or otherwise permit the Company, to postpone its obligation to file a registration statement pursuant to the provisions of Section 1.2(a) of this Agreement beyond that date which is one hundred fifty (150) days after the required filing date set forth in such Section 1.2(a).

         3.7  SECTION REFERENCES.

         All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

         3.8  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         3.9  ADDITIONAL SHAREHOLDERS.

         Anytime prior to the date which is 30 days prior to the filing of the Registration Statement, any person or entity who owned shares of the common stock of Symmetry as of the date of the Merger Agreement and who has not yet executed a counterpart of this Agreement may execute a counterpart of this Agreement and, by executing a counterpart of this Agreement, shall thereupon become a party to this Agreement and shall have the rights and obligations of a Shareholder hereunder.

         3.10 BINDING EFFECT.

         This Agreement shall be binding on all successors and assigns of the Company, whether by merger, reorganization, sale of assets or otherwise.


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

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed on their behalf by an officer or representative thereunder duly authorized, on the respective dates states below.


                                  ANALOGY, INC.


                                  By:   /s/ Gary Arnold
                                      -----------------------------------
                                       Gary Arnold, President and Chief
                                       Executive Officer


                                  SHAREHOLDERS:


                                  Name:  /s/ Alan B. Grebene
                                        ---------------------------------

                                  Printed Name:  Alan B. Grebene

                                  Address:    15479 BELNAP WAY
                                            -----------------------------
                                              SARATOGA CA 95070
                                            -----------------------------

                                            -----------------------------


                                  Name:   /s/ Martin Walker
                                        ---------------------------------

                                  Printed Name:  Martin G. Walker

                                  Address:    1820 PORTOCA RD
                                            -----------------------------
                                              WOODSIDE, CA 94062
                                            -----------------------------


                                  Name:   /s/ Chenmin Hu
                                        ---------------------------------

                                  Printed Name:  Chenmin Hu

                                  Address:    Chenmin Hu
                                            -----------------------------
                                              3316 Allen Way
                                            -----------------------------
                                              Santa Clara, CA 95051
                                            -----------------------------


11 - REGISTRATION RIGHTS AGREEMENT

                                  Name:   /s/ Xinping He
                                        ---------------------------------

                                  Printed Name:  Xinping He

                                  Address:    4370 ALBANY DR. APT 3
                                            -----------------------------
                                              SAN JOSE, CA 95129
                                            -----------------------------

                                            -----------------------------


                                  Name:    /s/ Yu Liu
                                        ---------------------------------

                                  Printed Name:  Yu Liu

                                  Address:    370 W. OLIVE AVE. #15
                                            -----------------------------
                                              SUNNYVALE, CA 94086
                                            -----------------------------

                                            -----------------------------


                                  Name:   /s/ Andrew L. Hughes
                                        ---------------------------------

                                  Printed Name:  Andrew L. Hughes

                                  Address:    40227 Laiolo Rd
                                            -----------------------------
                                              Fremont, CA 94538
                                            -----------------------------

                                            -----------------------------

                                  Name:  /s/ Wenge Wu
                                        ---------------------------------

                                  Printed Name:  Wenge Wu

                                  Address:    719 Daffodil St. #A
                                            -----------------------------
                                              Sunnyvale, CA 94086
                                            -----------------------------

                                            -----------------------------


                                  Name:   /s/ Zheng Shi
                                        ---------------------------------

                                  Printed Name:  Zheng Shi

                                  Address:    210 Easy St., #25
                                            -----------------------------
                                              MTN VIEW, CA 94043
                                            -----------------------------

                                            -----------------------------


12 - REGISTRATION RIGHTS AGREEMENT

                                  Name:
                                        ---------------------------------

                                  Printed Name:  Jeffrey D. Saper

                                  Address:
                                            -----------------------------

                                            -----------------------------

                                            -----------------------------


                                  Name:   /s/ John A. Wilson
                                        ---------------------------------

                                  Printed Name:  John A. Wilson

                                  Address:
                                            -----------------------------

                                            -----------------------------

                                            -----------------------------


                                  Name:    /s/ Qing Chang
                                        ---------------------------------

                                  Printed Name:  Qing Chang

                                  Address:    611 Gail Avenue, Apt. C
                                            -----------------------------
                                              Sunnyvale, CA 94086
                                            -----------------------------

                                            -----------------------------


                                  Name:   /s/ E-Hui Xu
                                        ---------------------------------

                                  Printed Name:  E-Hui Xu

                                  Address:    575 S. Rengstorff Ave. #72
                                            -----------------------------
                                              Mountain View, CA 94040
                                            -----------------------------

                                            -----------------------------


13 - REGISTRATION RIGHTS AGREEMENT